                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Strategic Distribution, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          STRATEGIC DISTRIBUTION, INC.
                          3220 Tillman Drive, Suite 200
                          Bensalem, Pennsylvania 19020
                            -------------------------

                            NOTICE & PROXY STATEMENT
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1998


To Strategic Distribution Shareholders:

                  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 21, 1998, at 2:00 p.m., local time, at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania, for the following purposes, as more fully described in the accompanying Proxy
Statement:

                  1. To elect ten (10) directors to serve for the ensuing year and until their successors are elected ("Proposal I");

                  2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of SDI for the fiscal year ending December 31, 1998 ("Proposal II"); and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Only shareholders of record at the close of business on April 9, 1998 are entitled to receive notice of and to vote at the meeting.

                  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSAL II.


                            By order of the Board of Directors


                              /s/Andrew M. Bursky

                                 Andrew M. Bursky
                                 Chairman of the Board


April 10, 1998


                           --------------------------

IMPORTANT: Please complete, date, sign and mail promptly the enclosed proxy in the postage-paid envelope provided to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

                          STRATEGIC DISTRIBUTION, INC.
                          3220 Tillman Drive, Suite 200
                          Bensalem, Pennsylvania 19020
                              Phone: (215) 396-3088
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------


                                  INTRODUCTION


                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 21, 1998 at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania and at any adjournment or postponement thereof (the "Meeting"). The Company's 1997 Annual Report, which accompanies this Proxy Statement, is being sent, on or about April 17, 1998, to persons who were shareholders of record on April 9, 1998.

                  Written communications to the Company should be sent to the Company's office at 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020. The Company can be reached by telephone at (215) 396-3088.

Matters to be Considered at the Meeting

                  At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon two proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

                  The following is a brief summary of the two proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. The members of the Board of Directors unanimously recommend a vote in favor of the nominees as directors and in favor of the ratification of the Company's independent auditors.

Proposal I

                  Proposal I concerns the election of a board of ten (10) directors, all of whom are currently serving as members of the Board of Directors.

Proposal II

                  Proposal II concerns the ratification of the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors.

Voting at the Meeting

                  The Board of Directors has fixed the close of business on April 9, 1998 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 31,137,884 shares of the Common Stock, held by approximately 1,500 holders of record. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Meeting.

                  The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposal II requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley currently owns approximately 23.21% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

Proxies

                  If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposal II. Proxies will extend to, and be voted at, any adjournment of the Meeting.

                  The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

                  Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.

Expenses of Solicitation

                  The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

                  The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 9, 1998 there were issued and outstanding 31,137,884 shares of the Common Stock. Warrants to purchase 38,625 shares of the Common Stock for $1.46 per share, which Warrants expire in 1999, remain outstanding. As of April 9, 1998, there were outstanding options issued under the Company's Amended and Restated 1990 Incentive Stock Option Plan (the "1990 Stock Option Plan") to purchase a total of 999,866 shares of the Common Stock at prices ranging from $.97 to $6.94 per share, and options issued under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan (the "Non-Employee Director Stock Plan") to purchase a total of 56,000 shares of the Common Stock at prices ranging from $4.50 to $8.00 per share. In addition, non-qualified options issued to an officer of the Company to purchase a total of 400,000 shares of the Common Stock at a price of $5.12 per share, and options issued pursuant to certain Stock Option Agreements to purchase 1,036,708 shares of the Common Stock for $5.82 per share, remained outstanding.

                  Each share of the Common Stock is entitled to one vote.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL I)

Introduction

                  The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

                  The following table sets forth each nominee's name, age and the year in which such nominee first became a director:



                                                                   Year First
  Name                        Position(s)                   Age  Became Director
  ----                        -----------                   ---  ---------------
  Jeffery O. Beauchamp        Director of the
                              Company and Executive
                              Vice President of the
                              Company                       55       1997

  William R. Berkley          Director of the
                              Company                       52       1994

  Andrew M. Bursky            Director of the
                              Company and Chairman
                              of the Board of
                              Directors                     41       1988

  Arnold W. Donald            Director of the
                              Company                       43       1995

  Catherine B. James          Director of the
                              Company                       45       1990

  George E. Krauter           Director of the
                              Company and Executive
                              Vice President of the
                              Company                       66       1994

  Jack H. Nusbaum             Director of the
                              Company                       57       1996


  Joshua A. Polan             Director of the
                              Company                       50       1988

  Mitchell I. Quain           Director of the
                              Company                       46       1995

  John M. Sergey              Director of the
                              Company and President
                              and Chief Executive Officer   55       1997
                              of the Company

                  Directors are elected to serve for one year or until the next annual meeting of shareholders.

                  The ten individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

  Background of Nominees

                  The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon.

                  Mr. Beauchamp has been a member of the Board of Directors of the Company since February 1997. He serves as Executive Vice President of the Company and Chairman Emeritus of INTERMAT, Inc. ("INTERMAT"), which was founded by Mr. Beauchamp in 1978 and was acquired by the Company in January 1997. From November 1978 until January 1997, Mr. Beauchamp served as Chairman of INTERMAT. Mr. Beauchamp is also the President and Chief Executive Officer of the Utility Supply Management Alliance, a nonprofit educational industry association. Mr. Beauchamp is being nominated as a Director in accordance with the terms of the Agreement and Plan of Merger, dated as of January 28, 1997, by and among the Company, Mr. Beauchamp, INTERMAT and the other parties thereto.

                  Mr. Berkley has been a member of the Board of Directors of the Company since 1994. He serves as Chairman of the Board of several companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company, Pioneer Companies, Inc. which, through its indirect wholly owned subsidiaries is engaged in the business of manufacturing and distributing chlorine and caustic soda and related products, The Greenwich Bank & Trust Company, a Connecticut chartered commercial bank, and Interlaken Capital, Inc., a private investment firm that is an affiliate of the Company ("Interlaken Capital"). Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Director of Georgetown University, a Trustee of New York University and a member of the Board of Overseers of New York University Stern School of Business.

                  Mr. Bursky has been a member of the Board of Directors and Chairman of the Board of Directors since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

                  Mr. Donald has been a member of the Board of Directors of the Company since 1995. Mr. Donald, as Senior Vice President of Monsanto Company, focuses on the company's growth, globalization and technology initiatives around the world and has been associated with Monsanto in various capacities since 1977. Mr. Donald currently serves on the executive boards of John Burroughs School, Fair St. Louis and the American Crop Protection Association. Mr. Donald also serves on the boards of the National FFA Organization, National 4-H Council, Lindenwood College, Jackson Laboratories, Opera Theatre of St. Louis, Carleton College and the Municipal Theater Association of St. Louis. Mr. Donald is a member of the advisory board of the Junior League of St. Louis and serves on the National Advisory Council for Washington University's School of Engineering and is a member of the board of directors of Oil-Dri Corporation. Mr. Donald is a past president of The Leadership Center of Greater St. Louis and has served on the boards of the U.S.-Russia Business Council, Eurasia Foundation and the British-American Project.

                  Ms. James has been a member of the Board of Directors of the Company since 1990. Ms. James has served as Chief Financial Officer of Fine Host Corporation, a contract food service company, since April 1997. Ms. James served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. From 1990 to April 1997, Ms. James served as a Managing Director of Interlaken Capital, Inc. and from 1982 through 1988, was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. Ms. James is a director of Fine Host Corporation.

                  Mr. Krauter has been a member of the Board of Directors of the Company since 1994. Mr. Krauter is currently Executive Vice President of the Company and Chairman Emeritus of Industrial Systems Associates, Inc. ("ISA"), which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997. Mr. Krauter is being nominated as a Director in accordance with the terms of the Employment Agreement, dated January 4, 1994, between Mr. Krauter and ISA. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements".

                  Mr. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of W.R. Berkley Corporation, Fine Host Corporation, Pioneer Companies, Inc., Prime Hospitality Corp. and The Topps Company, Inc.

                  Mr. Polan has been a member of the Board of Directors of the Company since 1988. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co.

                  Mr. Quain has been a member of the Board of Directors of the Company since 1995. Mr. Quain has been an Executive Vice President of Furman & Selz LLC since May 1997 and for more than five years prior thereto was a Managing Director of Schroder Wertheim & Company. Mr. Quain is a director of Allied Products Corporation, a director of Mechanical Dynamics, Inc. and a director of DeCrane Aircraft Holdings, Inc., a member of the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the President's Council, and is a member of the Board of Trustees and the executive committee of St. Luke's Academy, a college preparatory school in New Canaan, Connecticut.

                  Mr. Sergey has been a member of the Board of Directors of the Company since May 1997, at which time he was also elected President and Chief Executive Officer of the Company. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. Mr. Sergey is a director of Zurn Industries, Inc., a manufacturer of plumbing and HVAC products and fire protection systems, and a provider of water resources construction. Mr. Sergey is being nominated as a Director in accordance with the terms of the Employment Agreement, dated April 11, 1997, between Mr. Sergey and the Company. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements".

                  Mr. Bursky, Ms. James and Mr. Polan were executive officers of Idle Wild Farm, Inc., a privately owned company that was formerly engaged in the manufacture of frozen foods which, in October 1993, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws. Mr. Bursky was an executive officer of Blue Lustre Products, Inc., a privately owned company which was engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products which, in October 1995, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws.

                  The Board of Directors recommends that shareholders vote FOR the election of each of the nominees as Directors.

                        APPROVAL OF INDEPENDENT AUDITORS
                                  (PROPOSAL II)

                  The Board of Directors unanimously recommends that shareholders vote FOR this Proposal II.

                  KPMG Peat Marwick LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG Peat Marwick LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1998 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit for the Company for fiscal 1997 was conducted by KPMG Peat Marwick LLP.

                  A representative of KPMG Peat Marwick LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

                  The Board of Directors recommends that shareholders vote FOR this Proposal II.

COMMITTEES AND MEETINGS

                  During the fiscal year ended December 31, 1997, the Board of Directors of the Company held six meetings and acted by unanimous written consent two times. Each of the Directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the Director was a member.

                  Nominees for Directors are selected by the entire Board of Directors rather than any committee of the Board. The Board has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

                  The Executive Committee, composed of William R. Berkley, Andrew M. Bursky and John M. Sergey, has the authority, with the authorization of the Board of Directors, to exercise all of the powers and authority of the Board to the extent permitted under the laws of the State of Delaware and the Company's Certificate of Incorporation and By-laws. The Executive Committee did not meet or act during 1997.

                  The Stock Option and Compensation Committee, composed of Andrew M. Bursky and Joshua A. Polan, administers the 1990 Stock Option Plan, the Company's Executive Compensation Plan and the Non-Employee Director Stock Plan. The Stock Option and Compensation Committee held six meetings in 1997.

                  The Audit Committee, composed of William R. Berkley, Joshua A. Polan and Mitchell I. Quain, makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1997.

                            COMPENSATION OF DIRECTORS

                  During the fiscal year ended December 31, 1997, each of the non-employee members of the Board of Directors received, under the Non-Employee Director Stock Plan, non-qualified options to purchase 4,000 shares of the Common Stock in consideration of services rendered during 1997. In the future, on December 31 of each year, under the Non-Employee Director Stock Plan, each of the Company's Directors who is not an employee of the Company will be granted an option to purchase 4,000 shares of the Common Stock. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. In January 1997, each non-employee director of the Company received a cash fee of $12,000 from the Company in consideration of services rendered to the Company during 1996. In addition, during 1997 each non-employee director of the Company received a cash fee of $3,000 in consideration of each meeting of the Board attended by the Director. During 1998, each non-employee director of the Company will receive a cash fee of $1,500 in consideration of each meeting of the Board attended by the Director, and each non-employee director who remains a director at the end of 1998 will receive an additional cash fee of $6,000. During the fiscal year ended December 31, 1997, the Company was obligated to reimburse its Board members for all reasonable expenses incurred in connection with their attendance at Directors' meetings, but no Director made any claim for reimbursement.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

                                    Executive
                                    Position and                  Officer           Term
  Name                              Offices Held                  Since             Expires          Age
  ----                              ------------                  -------           -------          ---
  Andrew M. Bursky                  Chairman of                   1988               1998              41
                                    Board of
                                    Directors

  John M. Sergey                    President and Chief           1997               1998              55
                                    Executive Officer

  Jeffery O. Beauchamp              Executive Vice                1997               1998              55
                                    President

  Michael F. Devine III             Chief Financial               1997               1998              39
                                    Officer, Secretary
                                    and Treasurer

  George E. Krauter                 Executive Vice                1997               1998              66
                                    President

  David L. Courtright               Controller and                1998               1998              44
                                    Chief Accounting
                                    Officer


  Background of Executive Officers

                  The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers have any substantial interest in any matter to be acted upon, other than the election of Directors in the case of Mr. Bursky, Mr. Sergey, Mr. Beauchamp and Mr. Krauter.

                  Mr. Bursky has been Chairman of the Board of Directors of the Company since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

                  Mr. Sergey has served as President and Chief Executive Officer of the Company since May 1997. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. Mr. Sergey is a director of Zurn Industries, Inc., a manufacturer of plumbing and HVAC products and fire protection systems, and a provider of water resources construction.

                  Mr. Beauchamp is currently Executive Vice President of the Company and Chairman Emeritus of INTERMAT, which was founded by Mr. Beauchamp in 1978 and was acquired by the Company in January 1997. From November 1978 until January 1997, Mr. Beauchamp served as Chairman of INTERMAT. Mr. Beauchamp is also the President and Chief Executive Officer of the Utility Supply Management Alliance, a nonprofit educational industry association.

                  Mr. Devine has been Chief Financial Officer, Secretary and Treasurer of the Company since April 1997. He has been Chief Financial Officer of ISA since July 1995. From 1989 to 1993 he served as Director of Finance and from 1993 to July 1995 as Director of Operations at McMaster-Carr Supply Company, a distributor of industrial supplies.

                  Mr. Krauter has served as Executive Vice President of the Company since April 1997. Mr. Krauter is also Chairman Emeritus of ISA, which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997.

                  Mr. Courtright was elected Controller and Chief Accounting Officer of the Company in March 1998. During the five-year period prior to joining the Company, he operated his own financial consulting business, primarily providing services related to business mergers, acquisitions and divestitures.

            REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. The Committee is composed of Andrew M. Bursky and Joshua
A. Polan.

CEO Compensation

     Compensation of the Company's Chief Executive Officer is governed by the terms of his employment agreement dated April 11, 1997 (the "CEO Employment Agreement"). The Committee established the Chief Executive Officer's salary and other compensation by considering the compensation packages of CEO's of comparably-sized companies, and by considering the type of compensation package that would be necessary in order to attract a Chief Executive Officer with the skills and experience necessary to achieve the goals that the Board of Directors had established for the Company. The terms of the CEO Employment Agreement are set forth under "Executive Compensation - Employment Contracts, Termination of Employment and Change in Control Agreements".

Compensation of Executive Officers Generally

     The Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The compensation levels of the Company's executive officers and of the senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Committee believes it is important to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash compensation consisting of base salary and individual bonus awards and stock based compensation. Bonuses for 1997 were awarded to executive officers of the Company, and to senior officers of the Company's subsidiaries, based on the achievement of performance goals established by management and confirmed by the Committee.

     Stock options are granted to executive officers based on an evaluation of the executives' ability to influence the Company's long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account. During 1997, Mr. Sergey received options to purchase 500,000 shares of the Common Stock pursuant to the CEO Employment Agreement, and Mr. Devine received options to purchase 25,000 shares of the Common Stock.

                  Because none of the executive officers of the Company has received annual compensation in excess of $1 million, the Committee has not yet formulated a policy with respect to the annual deduction limit of $1 million for compensation paid to executive officers, which limit is set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Deductibility of compensation is one of the factors considered by the Committee when making compensation decisions; however, the Committee does not believe it would be prudent to adopt a policy precluding payment of nondeductible compensation without regard to other considerations. Of the options granted to Mr. Sergey under the CEO Employment Agreement, 400,000 options were granted outside of the 1990 Stock Option Plan as an inducement to Mr. Sergey's entering into the Agreement. Compensation attributable to such options will be subject to the $1 million deduction limit, assuming the options are exercised in a taxable year for which Mr. Sergey is serving as a named executive officer on the last day of such taxable year. The remaining 100,000 options granted to Mr. Sergey are "incentive stock options" under Section 422 of the Code, as to which Sr. Sergey will not recognize ordinary income and the Company will not be entitled to a deduction, provided Mr. Sergey satisfies certain holding period requirements with respect to the underlying stock.


                     Stock Option and Compensation Committee

                                Andrew M. Bursky
                                 Joshua A. Polan

  April 10, 1998

     The previous reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Andrew M. Bursky is Chairman of the Company's Board of Directors and Joshua
A. Polan is a Director of the Company. Mr. Bursky has served as Chairman of the Board of Directors since 1988 and was President of the Company from November 1989 to December 1990. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain companies of which Mr. Bursky, Mr. Polan and William R. Berkley are officers, directors and/or shareholders.

                             EXECUTIVE COMPENSATION

                  The following table sets forth all the cash and non-cash compensation for the fiscal year ended December 31, 1997, and for each of the prior two fiscal years, awarded to or earned by the President, the Executive Vice Presidents, the Chief Financial Officer, and the Vice President, Controller and Chief Accounting Officer of the Company. No other executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 1997. Mr. Bursky did not receive any compensation from the Company but was an executive officer of and was compensated by Interlaken Capital, which is party to a services agreement with the Company pursuant to which Interlaken Capital received fees of approximately $465,000 during 1997. See "Transactions with Affiliates."

                  Mr. Martin, shown as the Vice President, Controller and Chief Accounting Officer of the Company in the tables below, resigned as an officer of the Company in March 1998.

                           Summary Compensation Table

                                                                              Long Term Compensation Awards
                                          Annual Compensation                 -----------------------------
 Name and Principal Position              -------------------   Other Annual       Number of Securities        All Other
    of Executive Officer         Year      Salary      Bonus    Compensation  Underlying Options Granted (#)  Compensation
 ---------------------------     ----      ------      -----    ------------  ------------------------------  ------------

        John M. Sergey           1997    $240,000(1)    $180,000  $138,955 (2)           500,000              $12,496 (3)
  President, Chief Executive
           Officer

     Jeffery O. Beauchamp        1997     137,500       -0-                                -0-                   4,235 (4)
   Executive Vice President

      George E. Krauter          1997     150,000       65,000                             -0-                    -0-
   Executive Vice President      1996     135,000       78,500                             -0-                    -0-
                                 1995     110,000       43,300                             -0-                    -0-

    Michael F. Devine, III       1997     145,000       70,000                            25,000                  -0-
   Chief Financial Officer       1996     135,000       75,000                            25,000                  -0-
                                 1995      59,900       40,000                            12,875                  -0-

      Charles J. Martin          1997      74,300(5)    30,000                             -0-                   464(4)
       Vice President,           1996     142,097       43,250                            40,000                 1,066 (4)
     Controller and Chief        1995        -0-        -0-                                1,236
      Accounting Officer

(1) Mr. Sergey's employment with the Company commenced on May 1, 1997.

(2) Represents relocation expenses ($80,722), amounts reimbursed for the payment of taxes ($44,900) and an automobile allowance ($13,333).

(3) Represents premiums paid for term life and disability insurance.

(4) These amounts represent contributions to the Company's Retirement Savings Plan.

(5) Mr. Martin ceased being paid by the Company on July 1, 1997, but remained an officer of the Company until March 1998.

                        Option Grants in Last Fiscal Year

                  The following table sets forth all options granted during 1997 to the persons named in the Summary Compensation Table.

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                Number of          % of Total     Exercise or                 Price Appreciation for Option Term
                          Securities Underlying  Options Granted    Base Price   Expiration   ----------------------------------
        Name               Options Granted (#)    to Employees       ($/Sh)        Date         5% ($)                 10% ($)
        ----              ---------------------  ---------------  ------------   ----------   ------------           ----------
   John M. Sergey              400,000(1)            43.64%          $5.12      4/11/2007     $1,288,000             $3,264,000
                               100,000(1)            10.91%          $3.98       5/1/2007     $ 250,000              $  634,000
Jeffery O. Beauchamp               0                  0               0            0             0                       0
 George E. Krauter                 0                  0               0            0             0                       0
 Michael F. Devine III          25,000(2)            2.73%           $3.94       3/6/2007     $  62,000              $  157,000
 Charles J. Martin                  0                  0               0            0             0                       0

(1) These options were granted on April 11, 1997 and May 1, 1997 and vest in four equal installments on the first four anniversaries of the respective grant dates.

(2) These options were granted on March 6, 1997 and vest in three equal installments, on the third, fourth and fifth anniversaries of the grant date.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

         The following table indicates, for all persons named in the Summary Compensation Table, the value of in-the-money unexercised options at December 31, 1997. None of these individuals exercised any options in 1997.


                                                                 Number of Securities               Value of Unexercised
                                                                Underlying Unexercised               In-the-Money
                             Shares                              Options at FY-End (#)             Options at FY-End ($)
                           Acquired on       Value          -----------------------------  -------------------------------------
        Name               Exercise(#)     Realized ($)     Exercisable     Unexercisable  Exercisable (1)     Unexercisable (1)
        ----               ------------     ------------    -----------     -------------  ---------------     -----------------
   John M. Sergey               0                0              0             500,000              0               $52,000(2)
   Jeffrey O Beauchamp          0                0              0                   0              0                     0
   George E. Krauter            0                0              0                   0              0                     0
   Michael F. Devine III        0                0          8,582              54,293         $9,011               $18,508(3)
   Charles J. Martin            0                0         11,236              30,000              0                     0

  (1) The fiscal year-end closing price of the Common Stock was $4.50. The amounts in these columns were calculated using the difference between the exercise price and fiscal year-end closing price.

  (2) Value based on 100,000 unexercisable options in-the-money at December 31, 1997. Remaining options were not in-the money at December 31, 1997.

  (3) Value based on 29,293 unexercisable options in-the-money at December 31, 1997. Remaining options were not in-the-money at December 31, 1997.


  Employment Contracts, Termination of Employment and
  Change in Control Agreements

         On April 11, 1997, the Company entered into a three year Executive Employment Agreement with Mr. Sergey, pursuant to which, beginning on May 1, 1997, Mr. Sergey became President and Chief Executive Officer of the Company for base compensation of not less than $360,000 per year. Mr. Sergey is eligible for bonus compensation based upon the achievement of goals established by the Committee, which bonus was guaranteed to be not less than $180,000 in 1997. In addition, as an inducement to enter into the Executive Employment Agreement, Mr. Sergey was granted non-qualified options to purchase up to 400,000 shares of the Common Stock at an exercise price of $5.12 per share (which the Committee determined to be the fair market value of the Common Stock on the date of grant) and, upon commencement of his employment with the Company, Mr. Sergey was granted incentive stock options under the 1990 Stock Option Plan to purchase up to 100,000 shares of the Common Stock at an exercise price of $3.98 per share. In addition, the Company sold Mr. Sergey 400,000 shares of the Common Stock (the "Purchased Shares") for an aggregate amount of $1,700,000 (an amount which the Committee determined to be the fair market value of the Common Stock on the date the agreement was executed). The purchase price for the Purchased Shares was paid $700,000 in cash and the remainder was evidenced by a five year promissory note from Mr. Sergey to the Company that is secured by the Purchased Shares and recourse only to the Purchased Shares. In addition, Mr. Sergey will receive certain life insurance benefits, disability benefits, car allowance and moving expenses. If Mr. Sergey's employment is terminated by the Company without "Cause" (as defined in the Executive Employment Agreement), or by Mr. Sergey for "Good Reason" (which, as defined in the Executive Employment Agreement, includes a change in control of the Company), Mr. Sergey will continue to receive his salary and reimbursement for the cost of health benefits until the balance of the employment term or one year, if longer, subject to setoff by amounts earned by Mr. Sergey from subsequent employment during such period. Upon a change in control of the Company, all of Mr. Sergey's outstanding options will become exercisable in full.

     Mr. Beauchamp was appointed an Executive Vice President of the Company in accordance with the terms of an Employment Agreement, dated as of January 28, 1997, by and among the Company, INTERMAT and Mr. Beauchamp. The term of the Employment Agreement is three years, and Mr. Beauchamp is entitled to receive a salary of not less than $150,000 per annum.

     Mr. Krauter is party to an Employment Agreement, dated as of January 4, 1994, by and between Mr. Krauter and ISA. The term of the Employment Agreement is five years, and Mr. Krauter is entitled to receive a salary of not less than $100,000 per annum.

                         COMPANY STOCK PERFORMANCE GRAPH

         Set forth below is a graph comparing, for a period of five years ended December 31, 1997, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on December 31, 1992 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), and MSC Industrial Direct Co., Inc. ("MSC"). The Company has deleted Arden Industrial Products Inc. ("Arden") from the peer group this year because Arden is no longer publicly traded and, therefore, information regarding Arden shareholder returns is no longer available to the Company. The Company intends to add JLK Direct Distribution, Inc. ("JLK") and Industrial Distribution Group, Inc. ("IDG") to the peer group in future years, but cannot add these companies to the peer group this year because they both became publicly traded in 1997 and, therefore, year to year returns are not yet available. JLK is a supplier of metalworking consumables and related products through direct marketing and integrated industrial supply programs. IDG is a national supplier of maintenance, repair, operating and production products, emphasizing abrasives, cutting tools, hand and power tools, coolants, lubricants and adhesives. The company intends to include JLK and IDG in the peer group because the Company believes that a peer group consisting of five companies as opposed to three is a better representative sample for comparative purposes. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated. Of the companies included in the peer group, the stock of Lawson and Noland has been publicly traded for the entire five-year period covered by the performance graph, and the stock of MSC has been publicly traded since December 1995. The shareholder returns of MSC are first included in the calculation of cumulative total shareholder return of the peer group index for 1996.

                                   [Graph]



                                 1992     1993     1994    1995    1996    1997
                                 ----     ----     ----    ----    ----    ----
Strategic Distribution, Inc.      100      100      513     950     950     543
NASDAQ                            100      115      111     155     191     232
Peer Group                        100      128      140     139     160     162

                  From December 31, 1992 through December 31, 1993, there was no active market for the Common Stock, and the Common Stock was not regularly quoted on any national market quotation system. Therefore, the prices of the Common Stock for 1992 through 1993, as set forth in the Performance Graph, are based on (i) prices at which the Company issued the Common Stock in private sales, and (ii) exercise prices of options to purchase the Common Stock granted by the Company (which exercise prices were deemed to be greater than or equal to the fair market value of the Common Stock on the date of grant). Persons controlling the Company were among those purchasing Common Stock in many of the private sales. The Common Stock began trading on the NASDAQ Small Cap Market on March 16, 1994 and began trading on the NASDAQ National Market on October 6, 1994. The price of the Common Stock on December 31, 1997, as set forth in the Performance Graph, represents the last reported sale price of the Common Stock on the NASDAQ National Market on December 31, 1997, the last trading date in 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information, as of April 9, 1998, concerning beneficial ownership of the Company's Common Stock (calculated based on 31,137,884 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director,
(iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all director and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.


                                                Amount and
                                                Nature of
Title of        Name and Address of             Beneficial        Percent
Class           Beneficial Owner(a)             Ownership         of Class
--------        -------------------             ----------        --------
Common Stock    Jeffery O. Beauchamp              218,750         *
                Director, Executive
                Vice President

Common Stock    William R. Berkley
                Director                        8,174,996  (b)     25.48%(b)

Common Stock    Andrew M. Bursky
                Director, Chairman of
                the Board                       1,103,251  (c)     3.54% (c)

Common Stock    Arnold W. Donald
                Director                           16,418  (d)     *

Common Stock    Catherine B. James
                Director                          768,541  (e)     2.45% (e)

Common Stock    George E. Krauter
                Director, Executive               206,000          *
                Vice President

Common Stock    Jack H. Nusbaum
                Director                           18,000  (f)     *

Common Stock    Joshua A. Polan
                Director                          182,169  (g)     *

Common Stock    Mitchell I. Quain
                Director                           35,488  (h)     *



                                                Amount and
                                                Nature of
Title of        Name and Address of             Beneficial        Percent
Class           Beneficial Owner(a)             Ownership         of Class
--------        -------------------             ----------        --------

Common Stock    John M. Sergey                    554,000  (i)     1.77% (i)
                Director, President
                and Chief Executive Officer

Common Stock    Michael F. Devine, III             12,875  (j)     *
                Chief Financial Officer,
                Secretary and Treasurer

Common Stock    Charles J. Martin
                Former Vice President,
                Controller and Chief
                Accounting Officer                 11,236  (k)     *

Common Stock    The Capital
                Group Companies, Inc.           1,890,000  (l)     6.07%

Common Stock    Dimensional Fund Advisors, Inc. 1,572,540  (m)     5.05%

Common Stock    Barry R. Feirstein              1,597,200  (n)     5.13%

Common Stock    T. Rowe Price Associates,
                Inc./T. Rowe Price New
                Horizons Fund, Inc.            2,410,000   (o)     7.74%

Common Stock    Wellington
                Management Company             2,689,260   (p)     8.64%

Common Stock    All executive officers
                and directors as a
                group (12 persons)            11,301,724   (q)     34.78%

________________
*Owns less than 1% of the outstanding shares of the Common Stock.


(a) The business address of William R. Berkley is 165 Mason Street, Greenwich, Connecticut 06830. The business address of The Capital Group Companies, Inc. is set forth in footnote
                  (l). The business address of Dimensional Fund Advisors, Inc. is set forth in footnote (m). The business address of Barry R. Feirstein is set forth in footnote (n). The business address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is set forth in footnote (o). The business address of the Wellington Management Company is set forth in footnote (p).

(b) Includes (i) 45,000 shares of the Common Stock held by the Berkley Family Limited Partnership, (ii) 8,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley, (iii) 19,649 shares of the Common Stock which are subject to currently exercisable stock options held by The Berkley Family Limited Partnership, and (iv) 919,600 shares of the Common Stock which are subject to currently exercisable stock options held by Interlaken Investment Partners, L.P. Mr. Berkley is a general partner of The

                  Berkley Family Limited Partnership and is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P.; as such, he may be deemed to be the beneficial owner of shares of the Common Stock and/or options to purchase the Common Stock held by those entities. The number of outstanding shares used for calculating percent of class is 32,085,133.

(c) Includes 36,295 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 31,174,179.

(d) Includes 8,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Donald.

(e) Includes (i) 172,466 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 16,667 shares of the Common Stock which are subject to stock options held by Ms. James that will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 31,327,017.

(f) Includes 8,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(g) Includes 8,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan.

(h) Includes 8,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Quain.

(i) Includes (i) 100,000 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 25,000 shares of the Common Stock which are subject to Stock Options held by Mr. Sergey that will become exercisable within sixty days. The number of outstanding shares used for calculating percent of class is 31,262,884.

(j) Includes (i) 8,582 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 4,293 shares of the Common Stock which are subject to Stock Options held by Mr. Devine that will become exercisable in sixty days.

(k) Includes 11,236 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Martin.

(l)               The business address of The Capital Group Companies, Inc.
                  ("Capital Group") is 333 South Hope Street, Los Angeles, California 90071. Information regarding Capital Group has been obtained by the Company from a Schedule 13G filed by Capital Group with the Securities and Exchange Commission on or about February 10, 1998. Capital Research and Management Company ("Capital Research"), a registered investment adviser that is a subsidiary of Capital Group, has sole dispositive power with respect to these shares. SMALLCAP World Fund, Inc., a registered investment company, has sole voting power with respect to these shares. Capital Group and Capital Research disclaim beneficial ownership of these shares.

(m)               The business address of Dimensional Fund Advisors, Inc.
                  ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information regarding Dimensional has been obtained by the Company from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on or about February 9, 1998. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 1,572,540 shares of the Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(n) The business address of Barry R. Feirstein ("Feirstein") is 767 Third Avenue, 28th Floor, New York, NY 10017. Information regarding Feirstein has been obtained by the Company from a
                  Schedule 13G filed by Feirstein with the Securities and Exchange Commission on or about April 9, 1998. Feirstein had sole voting power and sole investment power over 1,597,200 shares of the Common Stock as of April 3, 1998.

(o)               The business address of T. Rowe Price Associates, Inc. and T.
                  Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Information regarding T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. has been obtained by the Company from a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. with the Securities and Exchange Commission on or about February 12, 1998. The securities are owned by various individual and institutional investors (including T. Rowe Price New Horizons Fund, Inc. ("Horizons Fund") which owns 1,761,000 shares) which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power over 2,410,000 shares and sole voting power over 649,000 shares. Horizons Fund beneficially owns and has sole voting power over 1,761,000 shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of all such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(p) The business address of Wellington Management Company is 75 State Street, Boston, Massachusetts, 02109. Information regarding Wellington Management Company has been obtained by the Company from a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission on or about January 17, 1998. Wellington Management Company has shared investment power over 2,689,260 shares of the Common Stock and shared voting power over 1,544,260 shares of the Common Stock. Wellington Management Company does not have sole voting or investment power over any shares of Common Stock.

(q) Includes 1,353,788 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 32,491,672.

                          TRANSACTIONS WITH AFFILIATES

                  The Company has entered into an agreement (the "Services Agreement") with Interlaken Capital pursuant to which Interlaken Capital will provide the Company with certain corporate and administrative services including but not limited to services relating to accounting and internal legal advice. Mr. Berkley is the sole shareholder of Interlaken Capital. Messrs. Berkley and Bursky are the sole directors of Interlaken Capital. Mr. Bursky and Mr. Polan are employees and executive officers of Interlaken Capital. The fee to be paid by the Company pursuant to the Services Agreement is $12,500 per month plus expenses incurred by Interlaken Capital (the "Interlaken Monthly Fee"). In addition, the Company will pay Interlaken Capital a fee in connection with the sale of American Technical Services, Inc. equal to 2% of the purchase price paid to the Company. Any such fee received by Interlaken will reduce future Interlaken Monthly Fees otherwise payable by the Company. Besides providing services to the Company, Interlaken Capital provides legal, accounting and other services to companies engaged in such businesses as fire protection, infants' clothing manufacturing and chemical manufacturing. The term of the Services Agreement extends from June 1, 1997 through May 31, 2000, but will automatically renew for additional one year terms unless either party gives notice of termination at least thirteen months prior to the termination date otherwise in effect. The terms of the Services Agreement were approved by the Company's disinterested directors. The Company entered into a similar Services Agreement with Interlaken Capital during January through May 1997, pursuant to which the Company paid an aggregate of $200,000 to Interlaken Capital. In addition, Interlaken Capital received $265,000 from the Company for services provided in connection with the sale of the Company's Strategic Supply, Inc. subsidiary in 1997.

                  The Company issued a subordinated note, which was due and paid on January 4, 1998, to Mr. Krauter in the principal amount of $500,000. The note bore interest at the rate of 6% per annum. The Company issued this note on January 4, 1994 in connection with its acquisition from Mr. Krauter of all of the issued and outstanding stock of ISA.

                  The Company issued $1,400,000 aggregate principal amount of subordinated notes to the former shareholders of INTERMAT in connection with the Company's acquisition of INTERMAT in January 1997. Subsequent to the acquisition, all of the subordinated notes, which are due in the year 2000 and bear interest at the rate of 9% per annum, were acquired by Mr. Beauchamp and his wife, who continue to hold all of the subordinated notes.

                  The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

                             SHAREHOLDER PROPOSALS

                  Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for SDI's Annual Meeting of Shareholders to be held in 1999 must be submitted to SDI on or before December 22, 1998, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution,

Inc., c John M. Sergey, President and Chief Executive Officer, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  To the Company's knowledge, each person who at any time during 1997 was a director, officer or beneficial owner of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act.


                                 MISCELLANEOUS

                  A copy of the Company's Annual Report for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company's Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company's expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.


                          ___________________________


                  Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.


Bensalem, Pennsylvania
April 10, 1998

                          STRATEGIC DISTRIBUTION, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 1998

    The undersigned stockholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoint Michael F. Devine III, William L. Mahone and David
L. Courtright (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania on May 21, 1998 at 2:00 p.m., local time, and at any adjournments thereof, for the transaction of the following business:

                    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL I.  Please indicate your vote for the election of Directors. The nominees are Jeffery O. Beauchamp, William R. Berkley, Andrew M. Bursky, Arnold W. Donald, Catherine B. James, George E. Krauter, Jack H. Nusbaum, Joshua A. Polan, Mitchell I. Quain and John M. Sergey.

             Election of Directors   FOR / /               WITHHELD / /

             For all nominees, except those entered below:
    ____________________________________________________________________________

PROPOSAL II.  To ratify the appointment of KPMG Peat Marwick LLP, Certified
              Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1998.

                  FOR / /         AGAINST / /        ABSTAIN / /

                                                       (CONTINUED ON OTHER SIDE)

    WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 21, 1998 and the Proxy Statement dated April 10, 1998.
                                             Date: _____________________________
                                             Signature: ________________________
                                             Date: _____________________________
                                             Signature: ________________________

                                             Please sign exactly as your name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, trustee or
                                             guardian, please give full title as
                                             such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.